As filed with the Securities and Exchange Commission on May 18, 2012

Registration No. 333-181314

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5084	22-3410353
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

(973) 887-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul Abel, Esq.

Vice President, General Counsel and Secretary

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

(973) 887-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Charles E. Dropkin, Esq. James P. Gerkis, Esq. Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299 (212) 969-3000	Michael Rosenwasser, Esq. Gillian A. Hobson, Esq. Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 (713) 758-2222

Approximate date of commencement of proposed issuance: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-181314) is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and to include the XBRL exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II to the Registration Statement. The XBRL information being included with this Amendment No. 1 had been previously included with the registrant’s periodic reports filed pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended.

No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the issuance described in this Registration Statement. All amounts shown are estimates other than the registration fee and the listing fee.

Amount To Be Paid
SEC registration fee		$65,411
New York Stock Exchange listing fee		$66,684
Transfer agent’s fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Third Amended and Restated Agreement of Limited Partnership of the Registrant (as amended) provides that the Registrant will indemnify (i) the members of the Registrant’s board of supervisors (the “Board”) or the members of the board of supervisors of Suburban Propane, L.P. (the “Operating Partnership”) or any subsidiary of either the Registrant or the Operating Partnership, (ii) Suburban Energy Services Group LLC and its successors as general partner of the Registrant (“General Partner”), any former General Partner (“Departing Partner”), and any person who is or was an affiliate of the General Partner or any Departing Partner, (ii) any person who is or was a member, partner, director, officer, employee, agent or trustee of the Registrant, the Operating Partnership, any subsidiary of either the Registrant or the Operating Partnership, the General Partner or any Departing Partner or any affiliate of any of the foregoing entities, and (iv) any person who is or was serving at the request of the Board, the General Partner or any Departing Partner or any affiliate of the General Partner or any Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another person, in each case acting in such capacity ((i) through (iv) collectively, “Indemnitees”); provided that a person will not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services. To the fullest extent permitted by law, all Indemnitees will be indemnified and held harmless by the Registrant from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Registrant, and the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Registrant to enable it to effectuate such indemnification. To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to the foregoing in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified in accordance with the foregoing. The Registrant may purchase and maintain (or reimburse the members of the Board, the General Partner or its affiliates for the cost of) insurance against any liability that may be asserted against or expense that may be incurred by such persons in connection with the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify such person against such liability under the provisions described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, any partner or certain other persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
Exhibit 2.1	Contribution Agreement dated as of April 25, 2012, among Inergy, L.P., Inergy GP, LLC, Inergy Sales and Service, Inc. and Suburban Propane Partners, L.P.*

Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 19, 2006, as amended as of July 31, 2007.*

Exhibit 3.2	Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 19, 2006, as amended as of June 24, 2009.*

Exhibit 3.3	Amended and Restated Certificate of Limited Partnership of Suburban Propane Partners, L.P. dated May 26, 1999.*

Exhibit 3.4	Amended and Restated Certificate of Limited Partnership of Suburban Partners, L.P. dated May 26, 1999.*

Exhibit 4.1	Indenture, dated as of March 23, 2010, related to the 7.375% Senior Notes due 2020, by and among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee, including the form of 7.375% Senior Notes due 2020. *

Exhibit 4.2	First Supplemental Indenture, dated as of March 23, 2010, related to the 7.375% Senior Notes due 2020, by and among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee.*

Exhibit 5.1	Form of Opinion of Proskauer Rose LLP*

Exhibit 8.1	Form of Opinion of Proskauer Rose LLP as to tax matters*

Exhibit 10.1	Agreement between Michael J. Dunn, Jr. and the Partnership, effective as of September 27, 2009. †*

Exhibit 10.2	Suburban Propane Partners, L.P. 2000 Restricted Unit Plan, as amended and restated effective October 17, 2006 and as further amended on July 31, 2007, October 31, 2007, January 24, 2008, January 20, 2009 and November 10, 2009. †*

Exhibit 10.3	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, effective August 1, 2009. †*

Exhibit 10.4	Suburban Propane, L.P. Severance Protection Plan, as amended on January 24, 2008, January 20, 2009 and November 10, 2009. †*

Exhibit 10.5	Suburban Propane L.P. 2003 Long Term Incentive Plan, as amended on October 17, 2006 and as further amended on July 31, 2007, October 31, 2007, January 24, 2008 and January 20, 2009. †*

Exhibit 10.6	Amended and Restated Retirement Savings and Investment Plan of Suburban Propane effective as of January 1, 1998). †*

Exhibit 10.7	Amendment No. 1 to the Retirement Savings and Investment Plan of Suburban Propane (effective January 1, 2002). †*

Exhibit 10.8	Credit Agreement dated June 26, 2009.*

Exhibit 10.9	First Amendment to Credit Agreement, dated March 9, 2010, by and among Suburban Propane, L.P., Suburban Propane Partners, L.P., each lender signatory thereto and Bank of America, N.A., as the administrative agent for the lenders therein.*

Exhibit 10.10	Second Amendment to Credit Agreement, dated January 5, 2012, by and among Suburban Propane, L.P., Suburban Propane Partners, L.P., each lender signatory thereto and Bank of America, N.A., as the administrative agent for the lenders therein.*

Exhibit 10.11	Non-Competition Agreement, dated September 17, 2007, between Suburban Propane, L.P. and Plains LPG Services, L.P.*

Exhibit 10.12	Propane Storage Agreement, dated September 17, 2007, between Suburban Propane, L.P. and Plains LPG Services, L.P.*

Exhibit 21.1	Subsidiaries of Suburban Propane Partners, L.P.*

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP*

Exhibit 23.2	Consent of Ernst & Young LLP*

Exhibit 23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

Exhibit 23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.1)*

Exhibit 24.1	Power of Attorney*

Exhibit 101.INS	XBRL Instance Document**

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document**

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Document**

†	Indicates a management contract or compensatory plan or arrangements.
*	Previously filed.
**	In accordance with Rule 406T of Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed to be “furnished” and not “filed” and shall not be deemed part of this Registration Statement or the prospectus contained herein.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Suburban Propane Partners, L.P., certifies has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whippany, New Jersey, on the 18th day of May, 2012.

SUBURBAN PROPANE PARTNERS, L.P.

/s/ Michael J. Dunn, Jr.
Michael J. Dunn, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Dunn, Jr. Michael J. Dunn, Jr.	President, Chief Executive Officer and Supervisor	May 18, 2012

* Harold R. Logan, Jr.	Chairman and Supervisor	May 18, 2012

* John Hoyt Stookey	Supervisor	May 18, 2012

* Dudley C. Mecum	Supervisor	May 18, 2012

* John D. Collins	Supervisor	May 18, 2012

* Jane Swift	Supervisor	May 18, 2012

/s/ Michael A. Stivala Michael A. Stivala	Chief Financial Officer	May 18, 2012

* Michael A. Kuglin	Vice President and Chief Accounting Officer	May 18, 2012

*By:	/s/ Michael A. Stivala	May 18, 2012
Michael A. Stivala
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Contribution Agreement dated as of April 25, 2012, among Inergy, L.P., Inergy GP, LLC, Inergy Sales and Service, Inc. and Suburban Propane Partners, L.P.*

Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 19, 2006, as amended as of July 31, 2007.*

Exhibit 3.2	Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 19, 2006, as amended as of June 24, 2009.*

Exhibit 3.3	Amended and Restated Certificate of Limited Partnership of Suburban Propane Partners, L.P. dated May 26, 1999.*

Exhibit 3.4	Amended and Restated Certificate of Limited Partnership of Suburban Partners, L.P. dated May 26, 1999.*

Exhibit 4.1	Indenture, dated as of March 23, 2010, related to the 7.375% Senior Notes due 2020, by and among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee, including the form of 7.375% Senior Notes due 2020. *

Exhibit 4.2	First Supplemental Indenture, dated as of March 23, 2010, related to the 7.375% Senior Notes due 2020, by and among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee.*

Exhibit 5.1	Form of Opinion of Proskauer Rose LLP*

Exhibit 8.1	Form of Opinion of Proskauer Rose LLP as to tax matters*

Exhibit 10.1	Agreement between Michael J. Dunn, Jr. and the Partnership, effective as of September 27, 2009. †*

Exhibit 10.2	Suburban Propane Partners, L.P. 2000 Restricted Unit Plan, as amended and restated effective October 17, 2006 and as further amended on July 31, 2007, October 31, 2007, January 24, 2008, January 20, 2009 and November 10, 2009. †*

Exhibit 10.3	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, effective August 1, 2009. †*

Exhibit 10.4	Suburban Propane, L.P. Severance Protection Plan, as amended on January 24, 2008, January 20, 2009 and November 10, 2009. †*

Exhibit 10.5	Suburban Propane L.P. 2003 Long Term Incentive Plan, as amended on October 17, 2006 and as further amended on July 31, 2007, October 31, 2007, January 24, 2008 and January 20, 2009. †*

Exhibit 10.6	Amended and Restated Retirement Savings and Investment Plan of Suburban Propane effective as of January 1, 1998). †*

Exhibit 10.7	Amendment No. 1 to the Retirement Savings and Investment Plan of Suburban Propane (effective January 1, 2002). †*

Exhibit 10.8	Credit Agreement dated June 26, 2009.*

Exhibit 10.9	First Amendment to Credit Agreement, dated March 9, 2010, by and among Suburban Propane, L.P., Suburban Propane Partners, L.P., each lender signatory thereto and Bank of America, N.A., as the administrative agent for the lenders therein.*

Exhibit 10.10	Second Amendment to Credit Agreement, dated January 5, 2012, by and among Suburban Propane, L.P., Suburban Propane Partners, L.P., each lender signatory thereto and Bank of America, N.A., as the administrative agent for the lenders therein.*

Exhibit 10.11	Non-Competition Agreement, dated September 17, 2007, between Suburban Propane, L.P. and Plains LPG Services, L.P.*

Exhibit 10.12	Propane Storage Agreement, dated September 17, 2007, between Suburban Propane, L.P. and Plains LPG Services, L.P.*

Exhibit 21.1	Subsidiaries of Suburban Propane Partners, L.P.*

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP*

Exhibit 23.2	Consent of Ernst & Young LLP*

Exhibit 23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

Exhibit 23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.1)*

Exhibit 24.1	Power of Attorney*

Exhibit 101.INS	XBRL Instance Document**

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document**

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Document**

†	Indicates a management contract or compensatory plan or arrangements.
*	Previously filed.
**	In accordance with Rule 406T of Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed to be “furnished” and not “filed” and shall not be deemed part of this Registration Statement or the prospectus contained herein.